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                                Policy Assessment Corporation
                                14604 West 62nd Place
        [LOGO]                  Arvada, Colorado 80004
                                Office: (303) 467-3566 Fax: (303) 467-3576
                                e-mail: gbackus(boulder.earthnet.net

                                Energy, Environmental, Economic Planning





                                                               December 31, 1998




Mr. Ed Smith, Vice President
Perot Systems Corporation
12377 Merit Dr. 11th Floor
Dallas, Texas 75251


Dear Ed:

Attached are the travel expense receipts for the meeting at your office on December 30, 1997 with you and Hemant Lall. Because of the rescheduling of the meeting, an extra $75.00 transfer fee was charged by the airlines to make the total ticket costs sum to $500.00. Because the ticket was an e-ticket, I do not have a receipt showing that $75.00 charge. Local airport parking was $10.00. One person-day was used for this effort at a cost of $2000. The total value of this invoice is then $2510.00.

Please make the check payable to Policy Assessment Corporation. The employee identification number for Policy Assessment Corporation is 41- 1516395.



Sincerely,

/s/

George Backus